Exhibit 99.1

PROSPECT GLOBAL RESOURCES INC.

 PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2012

(a Development Stage Company)

(unaudited)

	March 31,2012	Pro Forma Adjustments	Note 3	Pro Forma March 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$11,300,208			$11,300,208
Accounts receivable	673			673
Related party receivable	25,000			25,000
Other current assets	827,875	(500,000)	(a)	327,875

Total current assets	12,153,756	(500,000)		11,653,756
Noncurrent assets
Mineral properties	13,468,520			13,468,520
Equipment (net)	82,516			82,516
Deposits	79,912			79,912

Total noncurrent assets	13,630,948	—		13,630,948

Total assets	$25,784,704	(500,000)		$25,284,704

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
Accounts payable	$672,195			$672,195
Accrued liabilities	843,551	462,087	(f)	1,305,638
Current Portion of Promissory Note	—	50,000,000	(c)	50,000,000

Total current liabilities	1,515,746	50,462,087		51,977,833
Noncurrent liabilities
Grandhaven Option	4,060,635			4,060,635
Karlsson Group Additional Consideration	—	4,633,098	(b)	4,633,098
Karlsson Group Payable	—	24,500,000	(a)	24,500,000
Promissory Note	—	75,000,000	(c)	75,000,000

Total noncurrent liabilities	4,060,635	104,133,098		108,193,733

Total liabilities	5,576,381	154,595,185		160,171,566
Commitments and Contingencies
SHAREHOLDERS EQUITY
Preferred stock: $0.001 par value; 10,000,000 shares authorized; none outstanding
Common stock: $0.001 par value; 100,000,000 shares authorized; 39,489,173 issued and outstanding at March 31, 2012	39,489			39,489
Additional paid-in capital	91,957,720	(143,633,098)	(j)	(51,675,378)
Losses accumulated in the development stage	(79,710,846)	(3,540,127)	(d)	(83,250,973)

Total shareholders equity — Prospect Global Resources Inc.	12,286,363	(147,173,225)		(134,886,862)
Non-controlling interest	7,921,960	(7,921,960)	(e)	—

Total shareholders equity	20,208,323	(155,095,185)		(134,886,862)

Total liabilities and shareholders equity	$25,784,704	(500,000)		$25,284,704

PROSPECT GLOBAL RESOURCES INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(a Development Stage Company)

(unaudited)

	Twelve Months Ended March 31, 2012	Pro Forma Adjustments	Note 3	Pro Forma Twelve Months Ended March 31, 2012	Cumulative from August 5, 2010 (Inception) through March 31, 2012	Pro Forma Adjustments	Note 3	Pro Forma Cumulative from August 5, 2010 (Inception) through March 31, 2012
Expenses:
Exploration	$4,954,382			$4,954,382	$5,600,288			$5,600,288
General and administrative	16,876,816	(1,145,818)	(i)	15,730,998	18,363,807	(1,145,818)	(i)	17,217,989

Total expenses	21,831,198	(1,145,818)		20,685,380	23,964,095	(1,145,818)		22,818,277

Loss from operations	(21,831,198)	1,145,818		(20,685,380)	(23,964,095)	1,145,818		(22,818,277)
Other expense:
Derivative losses	(39,810,054)			(39,810,054)	(54,765,601)			(54,765,601)
Loss on debt extinguishment	(2,000,000)			(2,000,000)	(2,000,000)			(2,000,000)
Interest, net	(1,939,000)	(8,625,000)	(g)	(10,564,000)	(2,059,190)	(8,625,000)	(g)	(10,684,190)

Total other expense	(43,749,054)	(8,625,000)		(52,374,054)	(58,824,791)	(8,625,000)		(67,449,791)
Income tax expense
Net loss	(65,580,252)	(7,479,182)		(73,059,434)	(82,788,886)	(7,479,182)		(90,268,068)

Net loss attributable to non-controlling interest	2,703,485	(2,703,485)	(h)	—	3,078,040	(3,078,040)	(h)	—

Net loss attributable to Prospect Global Resources Inc.	$(62,876,767)	(10,182,667)	(h)	$(73,059,434)	$(79,710,846)	(10,557,222)	(h)	$(90,268,068)

Loss per share
Basic and diluted
Loss per share	$(2.24)	$(0.36)		$(2.61)	$(3.46)	$(0.46)		$(3.92)
Weighted average number of shares outstanding	28,011,761	28,011,761		28,011,761	23,047,999	23,047,999		23,047,999

PROSPECT GLOBAL RESOURCES INC.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(a Development Stage Company)

Note 1 — Basis of Presentation

The unaudited pro forma consolidated financial statements give effect to the probable acquisition of 50% of American West Potash LLC from The Karlsson Group, Inc. described under “Recent Developments” in this prospectus supplement. The pro forma balance sheet data as of March 31, 2012 gives effect to and has been prepared as if The Karlsson Group acquisition took place on March 31, 2012. The pro forma statement of operations for the periods ended March 31, 2012 give effect to and has been prepared as if The Karlsson Group acquisition took place on March 31, 2011. The pro forma financial data is presented for informational purposes only, should not be considered indicative of actual results that would have been achieved had The Karlsson Group acquisition occurred on the date indicated and does not purport to be indicative of our results of operations for any future periods. All unaudited financial information has been prepared on a basis consistent with our audited financial statements and the notes thereto and includes all adjustments necessary for a fair presentation of such information.

The pro forma adjustments and valuations of the purchase price for the acquisition of 50% of American West Potash from The Karlsson Group are based in part on estimates of the fair value of assets acquired and liabilities to be assumed. The final purchase price valuation will be completed after asset and liability valuations are finalized as of the date of the completion of the acquisition. Any final adjustments may change the valuations of purchase price which could affect the fair value assigned to the assets and liabilities in these unaudited pro forma consolidated financial statements.

Explanatory Note — Accounting for Acquisition of Non-Controlling Interest

As further described inPrinciples of Consolidation within Note 2 — Summary of Significant Accounting Principles to the March 31, 2012 audited financial statements incorporated by reference in this prospectus supplement, Prospect currently is the 50% owner of AWP, operates and controls AWP, and accordingly has historically provided consolidated financial statements for Prospect and AWP. Therefore, the remaining 50% interest in AWP owned by The Karlsson Group is considered a non-controlling interest. In accordance with GAAP, changes in the parent’s ownership interest, such as increasing ownership of a non-controlling interest, are accounted for as equity transactions. Therefore, the consideration paid to The Karlsson Group is accounted for as an equity transaction, with no gains or losses with respect to changes in ownership interest recognized in net income, nor are the carrying amounts of the assets and liabilities of the subsidiary adjusted. Rather, Prospect has adjusted the carrying amount of the non-controlling interest to reflect the change in its ownership interest in the subsidiary.

Note 2 — Preliminary Purchase Price Summary

The preliminary purchase price summary is subject to change and is summarized as follows:

Cash Consideration	$25,000,000
Old Prospect Global Promissory Note	125,000,000
Fair value of Warrant	34,619,536
Fair value of Gross Sales Payment	4,633,098
Purchase Consideration	$189,252,634

PROSPECT GLOBAL RESOURCES INC.

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

(a Development Stage Company)

Note 2 — Preliminary Purchase Price Summary (Continued)

Contingent Consideration

In addition to the items noted above, below are the terms of contingent consideration and the potential impact on future earnings. Due to the nature of the acquisition (see Explanatory Note — Accounting for Acquisition of Non-Controlling Interest in Note 1 above), none of the contingent consideration described below would be classified as an asset or liability.

Option of Prepayment of Promissory Note  The terms of the $125,000,000 promissory note allow for a discount of $25,000,000 should the entire outstanding principal and accrued interest be paid prior to December 15, 2012. No fair value was assigned to this contingency as the likelihood of prepayment is not probable and not factually supportable at this time.

Additional Warrants  Should a debt or equity issuance that exceeds $200,000,000 occur prior to closing, additional warrants under the same terms as The Karlsson Group Warrant would be due The Karlsson Group for 9.4% of the amount that exceeds $200,000,000. No fair value was assigned to this contingent consideration as the likelihood of a debt or equity issuance in excess of $200,000,000 prior to closing is not probable and remains in Prospect’s control.

Supplemental Payment  In the event a sale of Prospect occurs on or before the fourth anniversary of the closing date, The Karlsson Group is entitled to 15% of the net proceeds received, up to $75,000,000. No fair value was assigned to this contingent consideration as no such event is probable nor factually supportable at this time.

Note 3 — Effect of Transactions on the Unaudited Pro Forma Consolidated Financial Statements

(a)                   The Karlsson Group Payable. The Karlsson Group Payable of $24,500,000 represents the net amount due The Karlsson Group upon closing. As of March 31, 2012, Prospect had paid The Karlsson Group $500,000 that will be applied toward the first payment of $25,000,000 due upon closing. This $500,000 was included within other current assets within the audited March 31, 2012 financial statements, and therefore was adjusted to accurately reflect the net amount due within the pro forma financial statements.

(b)                   Gross Sales Payment. As noted under “Recent Developments” in this prospectus supplement and further described in the Additional Consideration Agreement that will be delivered at closing, AWP will grant The Karlsson Group the right to receive payments equal to 1% of the gross sales of potash (capped at $75,000,000). We used the income approach to estimate the fair value of a 1% interest in gross sales of potash. To calculate the value of the 1% interest, management developed a model to estimate the net present value of future gross potash sales. The model probability weighted possible outcomes utilizing varying selling price and production inputs. The discount rate applied throughout the model represents Prospect’s estimated cost of capital.

(c)                    Old Prospect Global Promissory Note. A promissory note in the amount of $125,000,000 from Old Prospect Global is due to The Karlsson Group upon closing. While the promissory note allows for a prepayment discount in the amount of $25,000,000, the assumption is that this prepayment is not probable of occurrence nor factually supportable at this time, and therefore not deducted above.

PROSPECT GLOBAL RESOURCES INC.

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

(a Development Stage Company)

Note 3 — Effect of Transactions on the Unaudited Pro Forma Consolidated Financial Statements (Continued)

(d)                   Development Stage Losses. The adjustment is made to include the losses accumulated in the development stage attributable to The Karlsson Group’s 50% interest in AWP to show 100% ownership by Prospect on a pro forma basis.

(e)                    Non-Controlling Interest Adjustment. The adjustment is made to eliminate the non-controlling interest attributable to The Karlsson Group’s 50% interest in AWP to show 100% ownership by Prospect on a pro forma basis.

(f)                     Transaction Costs. The adjustment is made to account for and reflect additional transaction costs incurred after March 31, 2012 in connection with the acquisition.

(g)                    Interest Adjustment. The adjustment is made to account for and reflect the interest associated with the Promissory Note (see (c)). The Promissory Note bears interest at 9.00%. The estimate assumed outstanding principal of $125,000,000 for five months and $75,000,000 for seven months, to approximately correspond with the payment dates of the promissory note due to The Karlsson Group upon closing.

(h)                   Non-Controlling Interest in Gains and Losses Adjustment. The adjustment is made to eliminate the non-controlling interest and participation in gains/losses attributable to The Karlsson Group’s 50% interest in AWP to show 100% ownership by Prospect on a pro forma basis.

(i)                       Non-Recurring Charges Adjustment. The adjustment is made to remove non-recurring charges directly related to the acquisition of The Karlsson Group’s 50% interest in AWP.

(j)                      A reconciliation of the entries affecting additional paid in capital and the respective note is outlined below:

Reference	Amount
(b) Gross Sales Payment	$(4,633,098)
(a) The Karlsson Group Payable	(24,500,000)
(a) The Karlsson Group Payable	(500,000)
(c) Old Prospect Global Promissory Note	(125,000,000)
(e) Non-Controlling Interest Adjustment	7,921,960
(h) Non-Controlling Interest in Gains and Losses Adjustment	3,078,040
$(143,633,098)

Accounting for the Karlsson Group Warrant

The Karlsson Group was granted a warrant to purchase 5,605,834 shares of Prospect’s common stock at a purchase price of $4.25 per share at the signing of the purchase agreement on May 30, 2012.

The Karlsson Group Warrant meets the requirements for equity classification. At May 30, 2012 we estimate the fair value of the Warrant to be $34,619,536.

PROSPECT GLOBAL RESOURCES INC.

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

(a Development Stage Company)

Note 3 — Effect of Transactions on the Unaudited Pro Forma Consolidated Financial Statements (Continued)

We used a Black-Scholes model to calculate the fair value of The Karlsson Group Warrant as of May 30, 2012 for inclusion within the pro forma financial statements and accompanying explanatory notes. The significant assumptions used in calculating the fair value of the warrant are as follows:

	May 30, 2012
Contractual Term	7.0 years
Volatility	140.61	%*
Risk-Free Rate	1.21%
Dividend Yield	—

*                 Prospect’s estimates of expected volatility are based on the historical volatility of the Prospect’s common stock as well as the historical volatility of Prospect’s peers due to the limited availability of historical trading information of Prospect itself.